SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): January 18, 2002
                               BIOPURE CORPORATION
(Exact Name of Registrant as Specified in Charter)

           Delaware                     011-15167               04-2836871
(State or other Jurisdiction of     (Commission File         (I.R.S. Employer
        Incorporation)                   Number)          Identification Number)

                11 Hurley Street, Cambridge, Massachusetts 02141
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 617-234-6500


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ITEM 9 REGULATION FD DISCLOSURE


Fiscal 2002 Business Outlook

     We anticipate sales of Oxyglobin, our veterinary product, will be approximately $3.8 million in fiscal 2002. We expect to begin selling Hemopure, our human product, to our distributor in South Africa in the third fiscal quarter. Sales of Hemopure are estimated to be approximately $7.0 million for the fiscal year. Gross profit margins (revenues less cost of revenues, expressed as a percentage of revenues) are anticipated to be a negative 25% for the first nine months of fiscal 2002, during the shutdown of our Cambridge manufacturing facility and the restart of production, and to be 25%to 35% for the fourth quarter of fiscal 2002. Operating expenses are anticipated to be between $44,000,000 and $48,000,000 for the year with expenses for the first half of fiscal 2002 being higher than during the second half. Interest income will be dependent on cash balances and prevailing interest rates and is not expected to be material.

     In fiscal 2002 research and development expenses are anticipated to decrease approximately 10% from fiscal 2001 levels. These expenses are expected to be higher in the first two quarters of fiscal 2002, during the shutdown for capacity increase of our Cambridge manufacturing facility, than in the last two quarters. Selling, general and administrative expenses are expected to decrease approximately 15% from fiscal 2001. If non-cash compensation expenses of $6.8 million are excluded from fiscal 2001 selling, general and administrative expenses, these expenses are expected to increase approximately 35% in fiscal 2002. The increase reflects the ramp-up of activities in support of our expected sales to South Africa and preparations for anticipated sales of Hemopure in other markets in fiscal 2003.

     Net loss per common share is expected to be between $1.60 and $1.80 for fiscal 2002. Net loss per common share is expected to be higher for the first two quarters, during the shutdown of the Cambridge plant and before sales of Hemopure to South Africa are expected to begin, than for the last two quarters.

     Statements in this Business Outlook discussion that are not strictly historical may be forward-looking statements that involve risks and uncertainties. When used herein, the words "expects," "anticipates," "estimates," "intends," "plans," "should" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from the results discussed in these forward-looking statements for the following reasons, among others. There can be no assurance that Biopure Corporation will be able to commercially develop its oxygen therapeutic products, that necessary regulatory approvals will be obtained, that anticipated milestones will be met in the expected timetable, that any clinical trials will be successful, or that any approved product will find market acceptance and be sold in the quantities anticipated. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the company's operations and business environment. These risks include, without limitation, the company's stage of product development, history of operating losses and accumulated deficits, and uncertainties and possible delays related to clinical trials, regulatory approvals, possible healthcare reform, manufacturing capacity, marketing, market acceptance, competition and the availability of sufficient financing to support operations. The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof. A full discussion of Biopure's operations and financial condition, and specific factors that could cause the company's actual performance to differ from current expectations, can be found on the company's Web site at www.biopure.com/corporate/legal/home_legal.htm and in the company's filings with the U.S. Securities and Exchange Commission, which can be accessed in the EDGAR database at the SEC Web site, www.sec.gov, or through the Investor section of Biopure's Web site, www.biopure.com.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                BIOPURE CORPORATION


                                By: /s/ Francis H. Murphy
                                    --------------------------
                                    FRANCIS H. MURPHY
                                    CHIEF FINANCIAL OFFICER